UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of     the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2006

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-18911	81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Principal Officers, Election of Directors; Appointment of Principal Officers

          (b)  On November 21, 2006, we issued a press release announcing the retirement, effective April 1, 2007, of James H. Strosahl, the executive vice president and chief financial officer of Glacier Bancorp, Inc.

          (c)  Concurrently, we also named Ron J. Copher, age 49, as our chief financial officer, effective December 18, 2006.  Prior to his appointment, Mr. Copher served as chief financial officer of Oak Hill Financial, Inc., Jackson, Ohio, from July 1999.  From 1985 to June 1999, Mr. Copher was a partner with Grant Thornton LLP.

          In connection with Mr. Copher’s appointment, we have entered into a letter agreement with Mr. Copher, pursuant to which his initial base salary will be $190,000 per year, and he will be entitled to earn additional compensation based on certain operating and financial goals, with a guaranteed minimum bonus of $25,000 for fiscal year 2007.  Mr. Copher will also receive a $10,500 cash payment upon commencement of his employment.  In addition, Mr. Copher will receive an option grant for 10,000 shares on the date he commences employment, which shares will vest in their entirety two years from the date of grant.

          In addition, it is anticipated that Mr. Copher will enter into a one-year employment agreement with Glacier Bancorp in January 2007, on substantially similar terms as our existing employment agreements with our executive officers and subsidiary bank presidents.  Mr. Copher’s agreement will provide him with a potential change in control (as will be defined) benefit equal to two times his then current annual salary, payable in 24 monthly installments, plus continued employment benefits for two years following termination.  In addition, Mr. Copher will be eligible to participate in our Supplemental Executive Retirement Plan (SERP).

          Mr. Copher has not been involved in any related party transaction, within the meaning of Item 404(a) of Regulation S-K, with us or any of our subsidiaries.

          A copy of the press release announcing the change in our chief financial officer is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions. None

(d)	Exhibits.

99.1 Press Release dated November 21, 2006, regarding change in chief financial officer.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2006	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick

Michael J. Blodnick
President and Chief Executive Officer